Exhibit 16.1

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Trustees and Officers of Russell Investment Company (the “Trust”) do hereby severally constitute and appoint Gregory J. Lyons and Mary Beth Rhoden, or either of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with the Trust’s Registration Statement on Form N-14 (File Nos. 002-71299 and 811-3153), and any and all amendments or supplements thereto and any other of the Fund’s filings with the Securities Exchange Commission, with full power and authority to execute said Registration Statement or filing for and on behalf of the undersigned, in our names and in the capacity indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. The undersigned hereby gives to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

WITNESS the due execution hereof on the date and in the capacity set forth below.

SIGNATURE	TITLE	DATE

/s/ Greg J. Stark Greg J. Stark	President and Chief Executive Officer	May 22, 2007

/s/ Mark E. Swanson	Treasurer, in his capacity as Chief Accounting Officer	May 22, 2007
Mark E. Swanson

/s/ Thaddas L. Alston	Trustee	May 22, 2007
Thaddas L. Alston

/s/ Kristianne Blake	Trustee	May 22, 2007
Kristianne Blake

/s/ Daniel P. Connealy	Trustee	May 22, 2007
Daniel P. Connealy

/s/ Jonathan Fine	Trustee	May 22, 2007
Jonathan Fine

/s/ Raymond P. Tennison, Jr.	Trustee	May 22, 2007
Raymond P. Tennison, Jr.

/s/ Jack R. Thompson	Trustee	May 22, 2007
Jack R. Thompson

/s/ Julie W. Weston	Trustee	May 22, 2007
Julie W. Weston